Exhibit 99.9

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@GeoResourcesinc.com
FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Second Quarter and
 Six-Month Financial Results

Reports Significant Year-Over-Year Growth

Year to Date Earnings of $10.5 Million and EBITDAX of $35.6 million.

Houston, Texas August 5, 2010 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial and operating results for the three and six months ended June 30, 2010. The following tables summarize the results of operations as compared to similar periods in 2009.

	Three Months Ended June 30, (In thousands, except Earnings per share)
	2010	2009

Total revenue	$26,406	$19,861
Net income	$4,443	$3,499
Earnings per share (basic)	$0.23	$0.22
EBITDAX (See below)	$17,652	$12,429

	Six Months Ended June 30, (In thousands, except Earnings per share)
	2010	2009

Total revenue	$52,982	$34,426
Net income	$10,517	$3,976
Earnings per share (basic)	$0.53	$0.24
EBITDAX (See below)	$35,570	$18,998

	Percent Increase (Decrease)	Three Months Ended June 30,
		2010	2009

Gas Production (MMcf)	20%	1,300	1,087
Oil Production (MBbls)	20%	255	212
Barrel of oil equivalent (MBOE)	20%	472	393
Average Price Gas before Hedge Settlements (per Mcf)	16%	$ 3.76	$ 3.24
Average Price Oil before Hedge Settlements (per Bbl)	35%	$ 71.83	$ 53.40
Average Price Gas after Hedge Settlements (per Mcf)	24%	$ 4.90	$ 3.95
Average Price Oil after Hedge Settlements (per Bbl)	19%	$ 70.48	$ 59.28

	Percent Increase (Decrease)	Six Months Ended June 30,
		2010	2009

Gas Production (MMcf)	47%	2,580	1,752
Oil Production (MBbls)	30%	504	389
Barrel of oil equivalent (MBOE)	37%	934	681
Average Price Gas before Hedge Settlements (per Mcf)	25%	$ 4.29	$ 3.43
Average Price Oil before Hedge Settlements (per Bbl)	59%	$ 73.01	$ 45.88
Average Price Gas after Hedge Settlements (per Mcf)	31%	$ 5.25	$ 4.01
Average Price Oil after Hedge Settlements (per Bbl)	24%	$ 70.55	$ 56.87

Our 2010 reported earnings are net of a $2.7 million non-cash charge for impairments. The majority of the non-cash charge was a direct result of natural gas price reductions.  Forward gas prices used in the calculation of impairments, declined by 16% over the next 18 months and oil prices declined 7% over the same time frame as compared to the year-end prices.

EBITDAX (see definition below) increased 42% to approximately $17.7 million for the second quarter of 2010 compared to $12.4 million for the second quarter of 2009.  EBITDAX for the first six months of 2010 totaled $35.6 million compared to $19.0 million in the prior year’s first half, representing an increase of 87%.

The following tables reconcile reported net income to EBITDAX for the periods indicated (in thousands):
	Three Months Ended June 30,
	2010	2009
EBITDAX (1)

Net income	$4 ,443	$3,499
Add back:
Interest expense	1,285	1,144
Income taxes:
Current	912	202
Deferred	1,973	2,014
Depreciation, depletion and amortization	5,962	4,725
Hedge and derivative contracts	(78)	32
Non-cash compensation	273	397
Exploration and impairments	2,882	416
EBITDAX	$17,652	$12,429

	Six Months Ended June 30,
	2010	2009

Net income	$10,517	$3,976
Add back:
Interest expense	2,558	1,963
Income taxes :
Current	1,865	(532)
Deferred	4,797	3,108
Depreciation, depletion and amortization	12,313	9,193
Hedge and derivative contracts	(320)	133
Non-cash compensation	494	661
Exploration and impairments	3,346	496
EBITDAX	$35,570	$18,998

(1)
As used herein, EBITDAX is calculated as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further excludes non-cash compensation, impairments and hedge ineffectiveness and income or loss on derivative contracts.  EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

See attached financial statements for additional details related to our results of operations, cash flows and financial position.

Comments

Frank A. Lodzinski, CEO and President, commented, “Our results for the second quarter and year-to-date periods ending June 30, 2010 reflect our significant year over year growth. Comparatively, we benefited from both increased production and from improved oil and gas prices. In addition, on unit-of-production basis, we have lowered our overall operating expenses by 18%.  Reduced expenses are a result of our re-engineering and development drilling activities.  We always focus on our costs but with service costs increasing in the industry, controlling and reducing expenses where feasible takes on additional importance. Our increased production was a direct result of our successful drilling programs in the Bakken Shale and Austin Chalk and strategic acquisitions we have made in these core areas.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities primarily focused in three core areas – the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K as amended by our 10-K/A for the year ended December 31, 2009 and the other  SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2010	2009
ASSETS	(unaudited)

Current assets:

Cash	$15,899	$12,660
Accounts receivable:
Oil and gas revenues	16,261	14,860
Joint interest billings and other	4,149	13,734
Affiliated partnerships	1,062	933
Notes receivable	120	120
Derivative financial instruments	4,703	764
Income taxes receivable	327	2,077
Prepaid expenses and other	2,659	2,297

Total current assets	45,180	47,445

Oil and gas properties, successful efforts method:

Proved properties	302,331	285,363
Unproved properties	19,314	10,281
Office and other equipment	956	828
Land	96	96
	322,697	296,568

Less accumulated depreciation, depletion and amortization	(60,495)	(48,182)

Net property and equipment	262,202	248,386

Equity in oil and gas limited partnerships	2,673	3,532

Derivative financial instruments	2,284	1,360

Deferred financing costs and other	3,819	3,574

	$316,158	$304,297

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2010	2009
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$5,337	$6,452
Accounts payable to affiliated partnerships	3,389	8,361
Revenue and royalties payable	11,441	13,928
Drilling advances	53	390
Accrued expenses	1,862	1,574
Derivative financial instruments	1,522	4,794

Total current liabilities	23,604	35,499

Long-term debt	69,000	69,000

Deferred income taxes	24,522	15,778

Asset retirement obligations	6,353	6,110

Derivative financial instruments	804	3,233

Stockholders' equity:
Common stock, par value $0.01 per share; authorized 100,000,000
shares; issued and outstanding: 19,723,916 in 2010 and	197	197
19,705,362 in 2009
Additional paid-in capital	147,552	146,966
Accumulated other comprehensive income	2,807	(3,288)
Retained earnings	41,319	30,802

Total stockholders' equity	191,875	174,677

	$316,158	$304,297

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue:
Oil and gas revenues	$24,343	$16,829	$49,072	$29,129
Partnership management fees	140	398	299	696
Property operating income	393	456	784	914
Gain on sale of property and equipment	-	89	145	1,488
Partnership income	488	1,455	1,342	1,460
Interest and other	1,042	634	1,340	739

Total revenue	26,406	19,861	52,982	34,426

Expenses:
Lease operating expense	5,193	4,417	10,217	8,807
Severance taxes	1,540	1,167	3,323	1,961
Re-engineering and workovers	255	315	508	1,296
Exploration expense	139	288	603	368
Impairment of oil and gas properties	2,743	128	2,743	128
General and administrative expense	2,039	1,930	3,858	4,025
Depreciation, depletion and amortization	5,962	4,725	12,313	9,193
Hedge ineffectiveness	(61)	26	(316)	75
(Gain) / Loss on derivative contracts	(17)	6	(4)	58
Interest	1,285	1,144	2,558	1,963

Total expense	19,078	14,146	35,803	27,874

Income before income taxes	7,328	5,715	17,179	6,552

Income tax expense (benefit):
Current	912	202	1,865	(532)
Deferred	1,973	2,014	4,797	3,108
	2,885	2,216	6,662	2,576

Net income	$4,443	$3,499	$10,517	$3,976

Net income per share (basic)	$0.23	$0.22	$0.53	$0.24

Net income per share (diluted)	$0.22	$0.22	$0.52	$0.24

Weighted average shares outstanding:
Basic	19,723,916	16,241,717	19,716,722	16,241,717

Diluted	20,113,189	16,241,717	20,073,598	16,241,717

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2010	2009
Net income	$10,517	$3,976
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	12,313	9,193
Proved property impairments	2,743	128
Gain on sale of property and equipment	(145)	(1,488)
Accretion of asset retirement obligations	200	177
Unrealized gain on derivative contracts	(205)	(119)
Amortization of loss on canceled hedge contract	-	243
Hedge ineffectiveness (gain) loss	(316)	75
Partnership income	(1,342)	(1,460)
Partnership distributions	2,201	1,284
Deferred income taxes	4,797	3,108
Non-cash compensation	494	661
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	9,805	(7,070)
(Increase) decrease in prepaid expense and other	(607)	1,077
Decrease in accounts payable and accrued expense	(8,623)	(5,855)
Net cash (used in) provided by operating activities	31,832	3,930

Cash flows from investing activities:
Proceeds from sale of property and equipment	425	1,991
Additions to property and equipment, net of cost recoveries
of $18,529,000 in 2010 and none in 2009	(29,110)	(70,218)
Net cash used in investing activities	(28,685)	(68,227)

Cash flows from financing activities:
Proceeds from stock options exercised	92	-
Issuance of long-term debt	-	58,000
Net cash provided by financing activities	92	58,000

Net increase (decrease) in cash and cash equivalents	3,239	(6,297)

Cash and cash equivalents at beginning of period	12,660	13,967

Cash and cash equivalents at end of period	$15,899	$7,670

Supplementary information:
Interest paid	$2,025	$1,650
Income taxes paid	$115	$478